UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2009

California Pizza Kitchen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31149	95-4040623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6053 West Century Boulevard, 11th Floor Los Angeles, California	90045-6438
(Address of principal executive offices)	(Zip Code)

(310) 342-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2009, California Pizza Kitchen, Inc. (the “Company”) issued a press release announcing that the Company has appointed Sue Collyns, age 42, to the position of Chief Operating Officer and Executive Vice President.  Ms. Collyns will maintain her positions as the Company’s Chief Financial Officer and board member of the California Pizza Kitchen Foundation.  Ms. Collyns served as Controller from September 2001 to March 2004 and was promoted to Chief Financial Officer in March 2004.  Todd Slayton, age 46, the Company’s Senior Vice-President, Corporate Finance & Controller has assumed the additional title of Chief Accounting Officer from Ms. Collyns.  Mr. Slayton joined the Company in March 2004 as Controller and served as Director of Finance from January 2005 to January 2006 and Vice President, Corporate Finance from January 2006 to February 2008.   Prior to joining the Company, Mr. Slayton served as Chief Financial Officer of PROMAX International.  Mr. Slayton earned his CPA certification while with Deloitte & Touche LLP and holds a Masters in Business Administration from the University of Southern California.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

Exhibit 99.1  Press release, dated January 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 5, 2009	California Pizza Kitchen, Inc.
a Delaware corporation

	By:	/s/ Richard L. Rosenfield
Co-Chairman of the Board, Co-Chief Executive
Officer, and Co-President

	By:	/s/ Larry S. Flax
Co-Chairman of the Board, Co-Chief Executive
Officer, and Co-President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 5, 2009.